Exhibit 16.1

June 5, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Furmanite Corporation

File No. 001-05083

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Furmanite Corporation dated June 1, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP